EXHIBIT  10.28

Amendment to License Agreement

                 This Amendment (this “Amendment”) is made as of February 28, 2012, by and between Bausch & Lomb Incorporated (“B&L”) and Unilens Vision Sciences Inc. (“Licensor”).

                Whereas, B&L and Licensor (as successor in interest to Unilens Corp. USA) are parties to a certain License Agreement, dated as of October 25, 2001 (the “License Agreement”), pursuant to which Licensor licensed certain Technology (as defined in the License Agreement) to B&L; and

               Whereas, B&L and Licensor desire to amend the License Agreement in certain respects as set forth herein to confirm that the license granted thereunder covers contact lenses manufactured using Licensor’s C Vue Advanced multifocal contact lens design;

              Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      Definitions.  The definition of Technology set forth in Section 1.20 of the License Agreement is amended in its entirety to read as follows:

“1.20      “Technology” means technology developed or acquired by Licensor for producing Licensor’s EMA multifocal lens designs, including, without limitation, (i) Licensor’s design using multiple aspheric zones separated by one or more rapid transition zones, which Licensor has referred to as its “C Vue Advanced multifocal lens design” and (ii) any other multifocal design that is not an EMA multifocal lens design if the parties agree that such design is subject to the license granted pursuant to Section 2.1 terms of this Agreement.”

2.                  Miscellaneous.  All references to “Agreement” in the License Agreement shall mean the License Agreement as amended hereby. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given them by the License Agreement.  Except as otherwise provided in this Amendment, the License Agreement shall continue unchanged and in full force and effect.   This Amendment constitutes the entire agreement of the parties with respect to its subject matter, merges and supersedes any prior understanding with respect to its subject matter and shall not be modified except by a written instrument executed by each of the parties.  This Amendment may be executed in two counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument.

In witness whereof, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

UNILENS VISION SCIENCES INC.                               BAUSCH & LOMB INCORPORATED

By /s/ Michael Pecora                                                        By /s/George L. Grobe III

    Name: Michael Pecora                                                       Name: George L. Grobe III

    Title: President                                                                    Title: Vice President Vision Care Global R&D